Exhibit 99.1

For Immediate Release

UDR Prices $300 million of Senior Unsecured Notes Due 2027

Denver, CO., (June 7, 2017) - UDR, Inc. (the “Company”) (NYSE:UDR) announced today that it has priced a $300 million offering of 3.500% senior unsecured notes under its existing shelf registration statement. Interest is payable semiannually on January 1 and July 1 with the first interest payment due January 1, 2018. The notes will mature on July 1, 2027. The notes were priced at 99.764% of the principal amount plus accrued interest from June 16, 2017 to yield 3.528% to maturity.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness. The settlement of the offering is expected to occur on June 16, 2017, subject to the satisfaction of customary closing conditions.

Citigroup, J.P. Morgan and Wells Fargo Securities are the joint book-running managers for the offering. BB&T Capital Markets, PNC Capital Markets LLC, Regions Securities LLC, TD Securities and US Bancorp are the co-managers for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). You may obtain copies of the pricing supplement, prospectus supplement and prospectus relating to the offering without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free at 1-800-831-9146, e-mail: prospectus@citi.com, J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attention: Investment Grade Syndicate Desk, telephone: (212) 834-4533, or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free: (800) 645-3751 or email: wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q and the Company’s prospectus supplement and the accompanying prospectus, each dated April 27, 2017. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2017, UDR owned or had an ownership position in 50,062 apartment homes including 3,233 homes under development or in preferred equity investments. For over 45 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Chris Van Ens
cvanens@udr.com
720-348-7762